As filed with the U.S. Securities and Exchange Commission on March 25, 2026

Registration No. 333-291675

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zenithra Group Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification Number)

Flat 1506, 15/F, Lucky Center,

No.165-171 Wan Chai Road,

Wan Chai, Hong Kong

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Registered Agents Inc 1621 30 N Gould St Ste R Sheridan, WY 82801

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

March 25, 2026

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

SEC 870 (05-19)	Persons who are to respond to the collection1of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

$100,000

Zenithra Group Inc.

100,000 Common Shares

This is the initial public offering of common stock of Zenithra Group Inc., a Wyoming corporation (“we,” “us,” “our,” or the “Company”). We are registering for sale a total of 100,000 shares of our common stock on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our officers. They will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $1.00 for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company, and any funds received will be immediately available to us. All offering expenses are being paid for by cash on hand or by loans from our officers. No offering expenses will be paid out of the proceeds of this Offering; therefore, net proceeds are the same as gross proceeds. If 100% of the shares being offered are sold, the Company will receive net proceeds of $100,000. There is no guarantee that this Offering will successfully raise enough funds to institute its business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our common stock is not traded on any public market, although we intend to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. (“OTC Markets”), when the registration statement of which this Prospectus is a part is declared effective. There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTC Markets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTC Markets tier will be approved. As of the date of this Prospectus, we have not made any arrangement with any market maker to quote our shares. Please refer to the discussion under “Risk Factors” regarding the highly illiquid nature of investment in our shares.

The shares being offered by the Company will be offered until September 6, 2026, unless extended by our directors for an additional 90 days.

We are a small company and currently have minimal business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

i

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our”, “Zenithra Group Inc.”, “Zenithra”, and “the Company” are to Zenithra Group Inc.. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

General Information about Our Company

Zenithra Group Inc. was incorporated in the State of Wyoming on June 2, 2025.

Zenithra Group Inc. is planning to operate in the business of e-commerce, information technology, software development, new retail, and healthcare. In e-commerce, we will develop scalable online platforms with advanced analytics and logistics. In information technology, we will offer cloud computing, cybersecurity, and IT infrastructure solutions. Our software development services will deliver customized enterprise applications and AI & VR software development. In new retail, we will integrate digital and physical retail with smart solutions and data-driven strategies. In healthcare, we will focus on digital health, telemedicine, and healthcare IT systems. Through innovation and strategic execution, we aim to address market demands and drive sustainable growth across these sectors.

We are an early-stage company with a limited operating history. We have not generated any revenue and have not commenced significant operations. Our activities to date have been limited to organizational efforts and the development of our business plan.

We intend to initially focus our business on providing information technology services. Specifically, we plan to offer (i) customized software development services, including the design and development of tailor-made applications for specific client needs, (ii) software-as-a-service (“SaaS”) solutions, consisting of cloud-based software applications offered on a subscription basis, and (iii) information technology advisory and project management services.

Our business plan is in its early stages of development. We have identified our initial service focus and intend to refine and expand our business plan as we begin operations. We expect that our ability to implement our business plan will depend on the amount of capital we raise in this Offering.

We have not generated revenue and currently do not have sufficient capital to fund our business development. Our auditors have issued a going concern opinion, which indicates that there is substantial doubt about our ability to continue as a going concern for the next twelve months unless we obtain additional financing or generate sufficient revenues.

We are offering up to 100,000 shares of our common stock at a price of $1.00 per share in this Offering. There is no minimum amount required to be raised. If we are unable to raise sufficient proceeds, we may be required to delay, scale back, or cease our planned operations.

Our principal executive office is located at Flat 1506, 15/F, Lucky Center, No. 165-171 Wan Chai Road, Wan Chai, Hong Kong. Our fiscal year end is December 31.

As of December 31, 2025, we had no revenue and a net loss of $55,660.

This is our initial public offering. There is currently no public market for our common stock, and we cannot assure you that a market will develop. As a result, an investment in our securities is highly speculative and illiquid.

We are not a blank check company and do not have any current plans to engage in a merger or acquisition with an unidentified company.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements to hold non-binding advisory votes on executive compensation and shareholder approval of certain golden parachute payments.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion (as adjusted by the SEC), (ii) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three-year period, or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934.

We have elected to use the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of certain accounting standards until they would otherwise apply to private companies. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Early-Stage Company with No Revenue

We are an early-stage company with no revenue and limited operations. Because we have not commenced significant operations and have minimal assets, we may be deemed to be a “shell company” as defined under Rule 405 of the Securities Act of 1933.

If we are deemed to be a shell company, investors may be unable to rely on Rule 144 to resell their securities unless and until we satisfy the requirements applicable to companies that are no longer shell companies. These requirements include that we (i) cease to be a shell company, (ii) file current information with the Securities and Exchange Commission, and (iii) have filed all reports required under the Securities Exchange Act of 1934 for at least twelve months.

As a result, investors may experience limitations on their ability to resell their shares, which may adversely affect the liquidity and market value of our common stock.

The Offering

Following is a brief summary of this Offering. Please see the PLAN OF DISTRIBUTION and TERMS OF THE OFFERING sections for a more detailed description of the terms of the Offering.

Securities being Offered by the Company	Up to 100,000 shares of common stock.

Offering price	$1.00 per share.

Offering period	This Offering will terminate on the earlier of the sale of all of the shares offered or on September 6, 2026, unless extended by our board of directors for an additional period of up to 90 days

Shares Outstanding Before the Offering	1,000,000 shares of common stock

Shares Outstanding After the Offering	Assuming all shares are sold, 1,100,000 shares of common stock will be outstanding. If less than all shares are sold, the number of shares outstanding will increase proportionately based on the number of shares sold.

Offering Proceeds

Up to $100,000, assuming all shares are sold. If 75%, 50%, or 25% of the shares are sold, proceeds will be $75,000, $50,000, or $25,000, respectively.

See “Use of Proceeds” for more information on how we intend to use the proceeds from this offering.

Registration costs	We estimate offering expenses of approximately $10,000, which will be paid from cash on hand and not from offering proceeds. If necessary, our directors may advance funds to cover such expenses; however, they have no obligation to do so.

Ownership After the Offering	Our officers, directors, and affiliates currently own 100% of our outstanding common stock. If all shares in this offering are sold, they will own approximately 90.9% of our outstanding common stock. If 75%, 50%, or 25% of the shares are sold, they will own approximately 93.0%, 95.2%, or 97.6%, respectively.

Market	We intend to apply to have our common stock traded on the OTC Markets OTCQB.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this Prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Our Financial Condition:

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment in our Company.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $100,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We have reported no revenue, and there can be no assurance that we will ever generate significant revenue or net income.

We were incorporated on June 2, 2025, and have limited revenue and minimal assets. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. There is no assurance can be given that we will ever generate significant revenue or have net income. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

●	Completion of this offering,

●	Developing our operations,

●	Creating market awareness through word of mouth, advertising in newspapers and online advertising.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. Unauthorized parties have in the past gained access, and may in the future gain access, to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing rider names, passwords, payment card information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce our employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform, but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we intend to develop, contract or purchase systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, resulting in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss of driver or rider confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (could have similar effects. Further, any cyberattacks or security and privacy breaches directed at our competitors could reduce confidence in the ridesharing industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that insurance coverage (we are currently self insured) will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or reserves could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We may receive, transmit and store personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, Canada’s Anti-Spam Law (CASL), the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, and, effective as of January 1, 2020 the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information. The CCPA provides for fines of up to $7,500 per violation. It presently is unclear how this legislation will be modified or how it will be interpreted. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. We could be subject to proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

We are subject to complex and evolving laws and regulations regarding privacy and data protection and cybersecurity. Complying with these laws and regulations increases our cost of operations, limits our business opportunities and may require changes to our data collection, use and other practices or negatively affect our user growth and engagement. Failure to comply with these laws and regulations could result in claims, regulatory investigations, litigation or penalties, or otherwise negatively affect our business.

The Regulation on Network Data Security Management which will come into effect in January 2025 requires companies to identify and report the type of important data involved in their business. This new regulation, along with the Data Security Law which took effect in September 2021, impose additional obligations on important data processors, including designating and specifying persons and management bodies responsible for data security, implementing regular data security risk assessment and other data protection measures, and submitting annual risk assessment reports to relevant authorities. To the extent applicable, we intend to comply with PRC laws and regulations relating to data security; however, as we have not commenced significant operations, the applicability of such laws remains uncertain.

The PRC Cybersecurity Law, which generally governs the construction, operation, maintenance and use of networks in China, subjects network operators, to various security protection-related obligations. In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and imposes heightened regulation and additional security obligations on operators of critical information infrastructure. Failure to comply with these requirements could subject us to penalties, including fines, suspension of business, revocation of required licenses and civil or even criminal liabilities.

Risks Related to PRC Government Intervention and Control

Our operations in the PRC are subject to significant oversight and discretion by the PRC government, which may intervene in or exert control over our business activities in ways that could materially harm our operations, financial condition, and the value of our securities. The PRC government has extensive authority to influence our management and policies, directly or indirectly, through regulatory changes, enforcement actions, or other means. For example, evolving PRC laws and regulations, such as those governing foreign investment, data security, and antitrust, may restrict our ability to conduct business, require additional approvals or licenses, or impose penalties for non-compliance. These laws can change rapidly with limited advance notice, creating uncertainty and potentially leading to material adverse impacts, including forced divestitures, operational shutdowns, or delistings from U.S. exchanges. Furthermore, under federal securities rules, “control” is broadly defined as the possession, direct or indirect, of the power to direct or cause the direction of management and policies, whether through ownership of voting securities, contracts, or otherwise. Certain of our operating entities in the PRC are owned or controlled by Chinese nationals or entities with potential ties to the PRC government or CCP, which could subject us to heightened risks of government intervention. As of January 26, 2026, governmental entities in the PRC do not have a controlling financial interest in the Company or its consolidated foreign operating entities, and to our knowledge, no officials of the CCP serve on our board of directors or the boards of our consolidated foreign operating entities. Our articles of incorporation and those of our consolidated foreign operating entities do not contain any charter wording from the CCP. However, if the PRC government were to assert greater control—such as through new interpretations of existing laws or enforcement actions—it could limit our ability to enforce contractual arrangements, access capital, or maintain our corporate structure, resulting in a material decline in the value of our securities.

We may be required to obtain approvals from PRC authorities to operate our business and to offer securities to investors, and if we fail to obtain such approvals, our operations may be adversely affected.

We are not currently required to obtain permission from the CSRC, the CAC, or any other PRC governmental authority to operate our business or to offer our securities to investors. However, PRC laws and regulations governing overseas securities offerings and listings by companies with operations in Hong Kong or the PRC are evolving and remain subject to interpretation.

If we become subject to PRC regulatory requirements in the future, we may be required to obtain approvals, filings, or permissions from PRC authorities. If we fail to obtain or maintain such approvals, we may be subject to fines, penalties, or restrictions on our operations. In addition, our ability to offer or continue to offer securities to investors may be limited, and the value of our securities may decline or become worthless.

Restrictions on Currency Conversion and Repatriation of Funds

Our ability to transfer cash into and out of the PRC is subject to stringent foreign exchange controls administered by the State Administration of Foreign Exchange (SAFE) and other PRC authorities. These regulations require approvals for converting RMB into foreign currencies and may limit the amount of funds we can repatriate as dividends, service debt, or for other purposes. For instance, profits from our PRC subsidiaries must undergo tax clearance, annual audits, and compliance checks before remittance abroad, which can be time-consuming and subject to discretionary denials.

Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.

We may become subject to income taxes in various jurisdictions in the future. Our effective tax rate could be adversely affected by changes in the allocation of our pre-tax earnings and losses among countries with differing statutory tax rates, in certain non-deductible expenses including as a result of acquisitions, in the valuation of our deferred tax assets and liabilities, or in federal, state, local or non-U.S. tax laws and accounting principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. Increases in our effective tax rate would adversely affect our operating results. In addition, we may be subject to income tax audits by various tax jurisdictions throughout the world. The application of tax laws in such jurisdictions may be subject to diverging and sometimes conflicting interpretations by tax authorities in these jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material impact on the results of operations for that period.

Unfavorable global economic or political conditions could adversely affect our ability to commence substantial business development operations.

Our ability to commence successful business development operations, could each be adversely affected by unstable economic and political conditions within the United States and foreign jurisdictions, including as a result of an economic downturn and geopolitical events, such as changes in U.S. federal policy that affect the geopolitical landscape. Changes to policy implemented by the U.S. Congress, the Trump administration or any new administration have impacted and may in the future impact, among other things, the U.S. and global economy, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. For example, during the prior Trump administration, increased tariffs were implemented on goods imported into the U.S., particularly from China, Canada, and Mexico. On February 1, 2025, the U.S. imposed a 25% tariff on imports from Canada and Mexico, which were subsequently suspended for a period of one month, and a 10% additional tariff on imports from China. Historically, tariffs have led to increased trade and political tensions, between not only the U.S. and China, but also between the U.S. and other countries in the international community. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including U.S. trade policies, could have a material adverse effect on our financial condition or results of operations. Until we know what policy changes are made, whether those policy changes are challenged and subsequently upheld by the court system and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.

In addition, inflation rates, particularly in the United States, have increased recently to levels not seen in years. Increased inflation may result in increased operating costs (including our labor costs), reduced liquidity, and limitations on our ability to access credit or otherwise raise debt and equity capital. The United States Federal Reserve has raised, and may again raise, interest rates in response to concerns about inflation. Increases in interest rates, especially if coupled with reduced government spending and volatility in financial markets, may have the effect of further increasing economic uncertainty and heightening these risks, which may impact our ability to consummate initial business development operations.

U.S. and global markets have also generally experienced volatility and disruption following the 2024 presidential election in the U.S., escalation of geopolitical tensions, the start of the military conflict between Russia and Ukraine, and evolving events in Israel and Gaza. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops began. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain disruptions. Various of Russia’s actions have led to sanctions and other penalties being levied by the United States, Australia, the EU, and other countries, as well as other public and private actors and companies, against Russia and certain other geographic areas, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system and restrictions on imports of Russian oil, liquified natural gas and coal. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could disrupt or otherwise adversely impact our operations and the operations of third parties upon which we rely, as well as the global economy and financial markets, and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Related sanctions, export controls or other actions that may be initiated by nations including the United States, the EU or Russia (e.g., potential cyberattacks, disruption of energy flows), which could adversely affect our business and/or other third parties with which we conduct business. A severe or prolonged economic downturn, inflationary environment, rising interest rates, or political unrest could result in a variety of risks to our ability to consummate an initial business development operations. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this registration statement.

Cash Transfers and Dividend Restrictions.

We have not declared or paid any dividends to date, and we do not anticipate paying dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and subject to applicable laws and regulations.

To date, no cash transfers have occurred between the United States and Hong Kong. If we establish subsidiaries in Hong Kong or the PRC in the future, our ability to distribute earnings to the United States may be subject to restrictions under applicable laws, including foreign exchange controls and other regulatory requirements.

PRC regulations may limit the ability of entities operating in the PRC to pay dividends or make other distributions outside of the PRC. Any limitation on the ability of our subsidiaries to make payments to us could materially and adversely affect our ability to conduct our business and to pay dividends to our shareholders.

Our business development operations may be materially adversely affected by the global health pandemics, such as the COVID-19 pandemic.

Global health pandemics, such as the COVID-19 pandemic, may result in and have resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential business development operations could be materially and adversely affected. We may be unable develop new business operations if continued concerns relating to new global health pandemics restrict travel, limit the ability to have meetings, or we are unavailable to negotiate and consummate a business operations in a timely manner. The extent to which global health pandemics impact business development will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the global health pandemic and the actions to contain it or treat its impact, among others. If the disruptions posed by any global health pandemics or other matters of global concern continue for an extensive period of time, our ability to consummate business operations, may be materially adversely affected.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in our company.

Past information regarding performance, or businesses associated with our management team or businesses associated with them is presented for informational purposes only. The past performance of our management team or their respective affiliates is not a guarantee either (i) of success with respect to any business development we may consummate or (ii) that we will be able to successfully launch suitable business operations. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

Our initial business operations may subject us to various laws relating to U.S. and foreign investment and our failure to comply with these laws could subject us to substantial fines, penalties and even injunctions, the imposition of which on us could have a material adverse effect on the success of our business.

The Outbound Investment Security Program (the “OISP”) issued to implement the Executive Order on Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern, took effect on January 2, 2025. The OISP prohibits or requires notification of certain transactions involving U.S. persons and persons with a qualifying nexus to China (including Hong Kong) and specified covered activities in the semiconductors and microelectronics, quantum information technology, and artificial intelligence sectors. The OISP is a highly complex program with the potential for broad application, even with respect to entities and transactions outside of China.

Application of these laws may negatively impact our ability to consummate initial business operations in various ways, including by restricting our access to capital and markets; limiting mergers and acquisitions, investments, or collaborations; increasing our costs and the time necessary to obtain required authorizations and to ensure compliance; and threatening monetary fines, government investigations, business disruption, reputation harm, and other penalties if we do not.

Changes in China’s (including Hong Kong) economic, political or social conditions or government policies could materially adversely affect the business development of our company.

Our management team are located in Hong Kong, we conduct our operations in Hong Kong, and all of our executive officers and directors are located in or have significant ties to the PRC. Further, our prospective business market may be located in China. Although there is no restriction in the geographic region of business that we can pursue, we intend to initially prioritize regions in Asia, including China. Accordingly, the business, financial condition, results of operations and prospects of our company may be influenced by political, economic and social conditions in China generally. The legal and operational risks typically associated with a company operating in China also apply to us.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, foreign exchange control and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, the government still owns a substantial portion of productive assets in China.

In addition, the Chinese government plays a significant role in regulating industry development through industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could materially adversely affect the overall economic growth of China. Such developments could adversely affect our business and operating results, reducing demand for our services and adversely affecting our competitive position.

The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may negatively affect us. In the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may decrease economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect our ability to consummate business operations in Hong Kong.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.

The interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we obtain. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effects. We may not be aware of our violation of any of these policies and rules until after the violation occurs. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, which could negatively impact potential acquisitions we may pursue in the future.

On February 3, 2015, the State Administration of Taxation (the “SAT”) issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (“SAT Bulletin 7”). SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company.

In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 25, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect on December 1, 2017. SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer,” the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as investments and acquisitions. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in China that could trigger these tax obligations. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37.

For transfer of shares in our company by investors who are non-PRC resident enterprises, any PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request that the relevant transferors from whom we purchase taxable assets comply with these circulars, or establish that our company should not be taxed under these circulars, which may materially adversely affect our financial condition and results of operations.

We may be liable for improper use or appropriation of personal information provided by others.

Our business model expects to obtain information about various aspects of our operations as well as regarding our employees and third parties. The integrity and protection of our company, employee and third party data is critical to our business. Our employees and third parties expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress (“SCNPC”) issued the Cyber Security Law of the PRC (“Cyber Security Law”), which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the CAC and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:

●	companies who are engaged in data processing are also subject to the regulatory scope;

●	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

●	the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users’ individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions, which may have material adverse effect on our business, financial condition or results of operations.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which came into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, our current security measures and those of our third-party service providers may not always be adequate for the protection of our company, employee or third party data. We may be a target for computer hackers, foreign governments or cyber terrorists in the future.

Unauthorized access to our proprietary internal and third party data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and third party data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.

Unauthorized access to our proprietary internal and third party data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of third party data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, loss of confidence and trust in our company, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits.

The PRC government may intervene or influence our operations through our directors and officers who have significant ties to China and/or Hong Kong.

We conduct our operations in PRC and all of our executive officers and directors are located in or have significant ties to the PRC or Hong Kong. We face various legal and operational risks associated with our ties to China and/or Hong Kong. The Chinese government may intervene or influence our operations at any time through the directors and officers who have significant ties in China. The Chinese government may have potential oversight and discretion over the conduct of our and directors’ and officers’ development of business operations. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate and may limit or completely undermine our ability to conduct business development operations. The Chinese government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. These recently enacted measures, and additional pending or future new measures which may be implemented, could materially and adversely affect our operations following our initial public offering. Furthermore, the Chinese government has significant authority to exert influence on the ability of a China-based company to conduct its business, make or accept foreign investments or list on a U.S. stock exchange. The PRC government may also intervene with or influence the combined company’s operations at any time as the government deems appropriate to further regulatory, political and societal goals. These risks could result in a material change in our operations, and/or the value of the securities that we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

Our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change, and such changes, if not in our favor, could have a material adverse effect on our business and results of operations.

The PRC government also has significant authority to exert influence on the ability of a company with substantial operations in China to conduct its business and control over securities offerings conducted overseas and/or foreign investments at any time, which could result in a material change in our operations and/or the value of our securities. In particular, there have been recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based companies with substantial operations in China. We are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any such regulatory oversight or control could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. See “— There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Our directors and advisors have ties to China or Hong Kong. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, rules and regulations in China can change quickly with little advance notice. Uncertainties due to evolving laws and regulations could impede the ability of a company with substantial operations in China to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance cost or become subject to additional restrictions in our operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities According to the Law, or the Opinions, which, among other things, require the relevant governmental authorities to strengthen cross-border oversight of law, enforcement and judicial cooperation, to accelerate rulemaking related to data security and cross-border data flow, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since the Opinions are relatively new, uncertainties still exist as to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on China-based companies. Efforts by the PRC government to strengthen oversight or control over offerings that are conducted overseas and/or foreign investment in China-based companies could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

On February 7, 2021, the Anti-monopoly Commission of the State Council promulgated Guidelines to Anti-monopoly in the Field of Platform Economy, or the Anti-monopoly Guidelines for Platform Economy. The Anti-monopoly Guidelines for Platform Economy provides operational standards and guidelines for identifying certain prohibited manner of use of market dominant position by internet platforms as “abuse of market dominant position” to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing by using big data and analytics, actions or arrangements deemed as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as the abuse of dominant market position that may have the effect to eliminate or restrict competition.

On August 20, 2021, the SCNPC officially released the Personal Information Protection Law. The Personal Information Protection Law provides the basic regulatory regime for personal information protection, including without limitation, stipulating an expanded definition of personal information, providing a long-arm jurisdiction in cross-border scenarios, emphasizing individual rights, and prohibiting rampant infringement of personal information, such as stealing, selling, or secretly collecting personal information.

There have been some recent indications that the PRC government authorities may continue to strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in PRC businesses.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and/or our intellectual property rights and could materially and adversely affect our business, financial condition and results of operations.

Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities.

All of our operations are located in China. The PRC government has significant authority to influence and intervene in the China operations of an offshore holding company, such as ours, at any time. For example, administrative measures in China relating to the regulation of (i) our operations or (ii) offerings conducted overseas by, and foreign investment in, China-based issuers, could negatively impact our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government has implemented various measures to generate economic growth and strategically allocate resources. Some of these measures may benefit the Chinese economy overall, but may have a negative effect on us. Any slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, the offering of our securities may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted 2019 PRC Foreign Investment Law and its Implementation Rules.

On March 15, 2019, the PRC National People’s Congress approved the 2019 PRC Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. The 2019 PRC Foreign Investment Law and its Implementation Rules embody a regulatory trend in China that aims to bring its foreign investment regulatory regime in line with prevailing international practices, and represent the legislative endeavors to unify corporate legal requirements applicable to foreign and domestic investments. However, since the 2019 PRC Foreign Investment Law and its Implementation Rules are relatively new, substantial uncertainties exist with respect to their interpretations and implementations.

The 2019 PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued by or approved to be issued by the State Council. A foreign invested enterprise would not be allowed to make investments in prohibited industries set out in the “negative list” while a foreign invested enterprise must satisfy certain conditions stipulated in the “negative list” for investment in restricted industries. Currently the company does not fall under the Negative List. It is uncertain whether any of our business operations will be subject to foreign investment restrictions or prohibitions set forth in any subsequent or future “negative list.” If any part of our business operations falls within the scope of the “negative list” or if the interpretation and implementation of the 2019 PRC Foreign Investment Law and any future “negative list” mandates further actions, such as market entry clearance granted by the PRC Ministry of Commerce, we face uncertainties as to whether such clearance can be obtained in a timely manner, or at all. We cannot assure you that the relevant governmental authorities will not interpret or implement the 2019 PRC Foreign Investment Law in the future in a way that will materially impact the viability of our current corporate governance and business operations.

Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us.

We conduct our business primarily through our mainland China subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China. Our mainland China subsidiaries are subject to laws and regulations applicable to foreign investment in mainland China. The legal system of mainland China is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

The laws and regulations of mainland China have significantly enhanced the protections afforded to various forms of foreign investments in mainland China for the past decades. However, because certain recently enacted laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.

Furthermore, the legal system of mainland China is based in part on government policies, some of which are not published or not published on a timely basis, and can change quickly with little advance notice. As a result, we may not be aware of our potential violation of such policies and rules.

PRC government has complex regulatory requirements on the conduct of our business and it has recently promulgated certain regulations and rules to exert more oversight over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.

Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will increase. Unless we are able to pass on these increased labor costs to those who pay for our products and services, our profitability and results of operations may be materially and adversely affected.

Companies registered and operating in China are required under the PRC Social Insurance Law (latest amended in 2018) and the Regulations on the Administration of Housing Funds (latest amended in 2019) to, apply for social insurance registration and housing fund deposit registration within 30 days of their establishment, and to pay for their employees different social insurances including pension insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, and housing provident funds to the extent required by law.

As the interpretation and implementation of labor-related laws and regulations are still evolving, our employment practices may violate labor-related laws and regulations in China, which may subject us to labor disputes, government investigations, and imposition of sanctions. We cannot assure you that we will have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make full social insurance payments and contribute to the housing provident funds. If we are found to have violated applicable labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

We are incorporated in the state of Wyoming. We will conduct all of our operations in China, and all of our assets are located in China. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, mainland China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions. Therefore, recognition and enforcement in mainland China of judgments of courts from foreign jurisdictions in relation to any matter not subject to a binding arbitration provision remain subject to applicable laws and regulations and prevailing circumstances at such time, and cannot be accurately predicted.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing foreign exchange regulations in mainland China, payments of current account items, such as profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate governmental authorities is required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

Since 2016, the PRC government has tightened its foreign exchange policies again and stepped up scrutiny of major outbound capital movement. More restrictions and a substantial vetting process have been put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also restrict access in the future to foreign currencies for current account transactions, at its discretion. We will eventually receive all of our revenues in RMB. If the foreign exchange regulatory system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholder.

Regulations of mainland China relating to offshore investment activities by PRC residents may limit our ability to increase our registered capital or distribute profits to non PRC residents or otherwise expose us or our PRC resident beneficial owners to liability and penalties under laws of mainland China.

SAFE requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes certain material events.

If our direct or indirect stakeholders who are PRC residents or entities do not complete their registration with the local SAFE branches, we may be prohibited from distributing our profits and any proceeds from any reduction in capital, share transfer or liquidation to our shareholders, and we may be restricted in our ability to contribute additional capital to our company. Moreover, failure to comply with SAFE registration requirements could result in liability under laws of mainland China for evasion of applicable foreign exchange restrictions. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interests in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make, obtain, and update any applicable registrations or obtain any approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our company, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our ability to make distributions or pay dividends to shareholders, which could adversely affect our business and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a PRC resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The State Administration of Taxation, or the SAT, issued a circular in April 2009 and amended it in January 2014, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We are likely to be classified as a resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we will be subject to the enterprise income tax on our global income at the rate of 25% and we will be required to comply with PRC enterprise income tax reporting obligations. In addition, we may be required to withhold a 10% withholding tax from interest or dividends we pay to our shareholders that are non-PRC resident enterprises. In addition, non-PRC resident enterprise shareholders may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, interest or dividends paid to our non PRC individual shareholders and any gain realized on the transfer of ordinary shares by such holders may be subject to PRC tax at a rate of 20% (which, in the case of interest or dividends, may be withheld at source by us), if such gains are deemed to be from PRC sources. These rates may be reduced by an applicable tax treaty, but it is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the State Administration of Taxation, or the SAT, issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Circular 7.

SAT Circular 7 extends its tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 provides certain criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. On October 17, 2017, the SAT issued Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or Circular 37, which came into effect on December 1, 2017 and was amended on June 15, 2018. Circular 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-PRC resident enterprises with respect to a filing or the transferees with respect to withholding obligations, and request our company to assist in the filing. As a result, we and non-PRC resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under SAT Circular 7 and Circular 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-PRC resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our securities. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

We may not be able to develop business operations in the U.S. as those operations may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

Certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Our directors and founders currently own 100% of the company shares, under such rules and regulations, any proposed development of business operations in the U.S. that is engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential business operations in the U.S. falls within the scope of foreign ownership restrictions, we may be unable to consummate a business operations in the U.S.

In addition, if our potential business operations fall within CFIUS’s jurisdiction, we may be required to make a mandatory filing, decide to submit a voluntary notice to CFIUS, or proceed with the initial business operations without notifying CFIUS and then bear the risk of CFIUS intervention, before or after commencing business operations. CFIUS may decide to block or delay our initial business operations, impose conditions to mitigate national security concerns with respect to such initial business operations. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a business development opportunities in the US or prevent us from pursuing certain initial business development opportunities that we believe would otherwise be beneficial to us and our shareholders.

We have not commenced significant operations and may be deemed a shell company, which could limit the resale of our securities.

We have not commenced significant operations and have not generated revenue to date. As a result, we may be deemed to be a “shell company” as defined under Rule 405 of the Securities Act.

If we are deemed to be a shell company, investors may be unable to rely on Rule 144 to resell our securities unless and until we satisfy the requirements applicable to former shell companies, including the requirement that we cease to be a shell company and file current information with the Securities and Exchange Commission.

As a result, investors may experience limitations on their ability to resell our securities, which could adversely affect the liquidity and market value of our common stock.

As we expand our service offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our service offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our platform offerings, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our platform offerings, could harm our reputation and brand or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

Key employees are essential to expanding our business.

Jung-Li Chiu, Wendy Jin and Che Kean Tat are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

We require the proceeds of this offering to commence our operations, and if we do not raise sufficient funds, we may be unable to implement our business plan.

We will require the proceeds from this offering to fund the development and launch of our business. If we are unable to raise sufficient proceeds, we may be required to delay, scale back, or cease our planned operations.

Even if we raise a portion of the offering proceeds, such funds may only be sufficient to support limited activities and may not be adequate to fully implement our business plan. We have not generated any revenue and do not expect to generate revenue in the near term. Accordingly, we may require additional financing to continue our operations beyond the initial stages of our business plan.

There can be no assurance that additional financing will be available on acceptable terms, or at all. If we are unable to obtain additional financing, our business, financial condition, and results of operations may be materially adversely affected.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

Our business plan anticipates that the estimated $10,000 cost of the registration statement of which this Prospectus is a part may be paid from loans by our officers and not from this offering. We do not have a formal agreement or commitment with our officers concerning this.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

Some of our competitors have significantly greater financial and marketing resources than do we and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising.

Barrier to entry in the industry is extremely low, and there are many competitors. We intend to establish the Company as in the business of operating in e-commerce, information technology, software development, new retail, and healthcare. In e-commerce, we will develop scalable online platforms with advanced analytics and logistics. In information technology, we will offer cloud computing, cybersecurity, and IT infrastructure solutions. Our software development services will deliver customized enterprise applications and AI & VR software development. In new retail, we will integrate digital and physical retail with smart solutions and data-driven strategies. In healthcare, we will focus on digital health, telemedicine, and healthcare IT systems. Through innovation and strategic execution, we aim to address market demands and drive sustainable growth across these sectors.

Some of our competitors have significantly greater financial and marketing resources than we do. They may have a greater advantage to negotiate better discounts and greater access to available vehicles and customers, because of their more recognizable brands. There are no assurances that our efforts to compete in the marketplace will be successful. Also, most competitors are non-public companies, and because we are a small company with the added expense of being a reporting company, we are at a serious disadvantage, as margins are low.

Our marketing efforts to help grow our business may not be effective.

Promoting awareness of our offerings is important to our ability to grow our business and to attract new users can be costly. We believe that much of the growth in our user base and the number of users on our platform will be attributable to paid marketing initiatives. Our marketing initiatives may become increasingly expensive and generating a meaningful return on those initiatives may be difficult. Even if we successfully increase revenue as a result of our paid marketing efforts, it may not offset the additional marketing expenses we incur.

If our marketing efforts are not successful in promoting awareness of our offerings or attracting new users and partners, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected. If our marketing efforts are successful in increasing awareness of our offerings, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition and results of operations.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition and results of operations.

Our ability to attract and retain qualified users is dependent in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our platform depend on our support organization to resolve any issues relating to our offerings, such as issues with a refund or reporting a problem. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings.

Failure to deal effectively with fraud could harm our business.

There is the possibility of losses from various types of fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user, attempted payments by users with insufficient funds and fraud committed by users in concert with third parties. Criminals use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for rides facilitated on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot guarantee that any of our measures will be effective or will scale efficiently with our business. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition and results of operations.

If only 25% of the offering is sold, we will only have enough funds to allocate $5,000 to general and administrative, website, advertising and marketing, which would seriously hinder the development of our business and the ability to generate sufficient revenues to cover cash flow from operations.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $20,000, which will have to be paid to maintain reporting status during the next 12 months. We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied to the design and development of our website. This would seriously hinder the development of our business and our ability to generate sufficient revenues to cover cash flow from operations. We would not be able to develop the business and/or generate sufficient revenues to cover cash flow from operations in the first year without additional financing.

Because Mr. Liu Jung-Li, Mr. Kean Tat, Che and Ms. Wendy Jin (our officers and directors) have other, outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations .(our officers and directors) have other, outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Kean Tat, Che our director, is expected to devote up to 50% of his time to our operations. Jin, Wendy, our director, devotes up to 50% of his time to our operations. The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business, in which event investors in shares of our common stock may lose their investments.

We will compete with these entities for our management’s time in the future. Accordingly, the personal interests of our officers and directors may come into conflict with our interests and those of our minority shareholders. You should carefully consider these potential conflicts of interests before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interest.

Our controlling stockholders have significant influence over the Company.

As of December 31, 2025, the Company’s three officers and directors owned 100% of the outstanding common stock. As a result, they possess significant influence over our affairs. Their stock ownership and control of the Board of Directors may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which, in turn, could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as they retain a controlling interest.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

●	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act

●	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports

●	Make risk factor disclosure in our annual reports of Form 10-K

●	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Having only three executive officers and directors limits our ability to establish effective independent corporate governance procedures.

We have only three executive officers, who are also our only directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Unless and until we have a larger board of directors that would include one or more independent members, and members with specific financial and audit experience, there will be limited oversight of board and officer decisions and activities, and little ability for our shareholders to challenge or reverse those activities and decisions, even if they are not in your best interests.

A prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented, volatile and challenging, with the threat of recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business can involve the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks.

Although we will have systems and processes in place that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party technology providers) could have similar effects. In addition, any actual or perceived breach of security in any autonomous vehicles, whether ours or our competitors’, could result in legal, regulatory and financial exposure and lead to loss of user confidence in our platform, which could significantly undermine our business strategy. Further, any cyberattacks or security and privacy breaches directed at our competitors could reduce confidence in the ridesharing industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that any insurance coverage we may obtain will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and store a large volume of personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, Canada’s Anti-Spam Law (CASL), the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, and, effective as of January 1, 2020 the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California recently enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information when it goes into effect on January 1, 2020. The CCPA provides for fines of up to $7,500 per violation. It presently is unclear how this legislation will be modified or how it will be interpreted. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other user data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing users from using our platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

As we expand our platform offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our platform offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our platform offerings, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our platform offerings, could harm our reputation and brand, discourage new and existing users from using our platform, lead to refunds or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

We may not maintain sufficient insurance coverage for the risks associated with our business operations

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We currently do not carry business interruption insurance and may not do so in the future. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We do not currently have general liability insurance and may not have general liability insurance in the near future until our financial situation improves.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Risks Associated With Our Common Stock And This Offering

If we do not file a registration statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this Offering, as required under Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), we will file periodic reports with the SEC through December 31, 2025, including a Form 10-K for the year ended December 31, 2025, assuming the registration statement of which this Prospectus is a part is declared effective before that date. At or prior to December 31, 2025, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will, also, subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) of the Exchange Act or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2025. If we do not file a registration statement on Form 8-A at or prior to December 31, 2025, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sales. As a result, your investment is illiquid.

The Articles of Incorporation authorize unlimited common stock to be issued by the Board of Directors

This means that an increase in the number of shares is almost certainly a possibility and should be assumed by any original or subsequent shareholder.

The Articles of Incorporation authorize the Board of Directors to institute a forward or reverse share split

This means that the number of shares may increase or decrease by several factors and may result in dilution of share of value.

An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may, also, reduce the market value and increase the volatility of your shares of our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future. Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

The Board of Directors have reserved extraordinary powers over the shares and the Company.

The Board of Directors of the Company have extraordinary powers. They can issue shares at any time, without a shareholder meeting or shareholder consent. This may result in share dilution and loss of control to the detriment of existing shareholders. The company may at anytime, increase the number of shares, split their shares, forward or reverse, as well as change their name without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act. This may result in share dilution and loss of control to the detriment of existing shareholders. The company may amend the articles of incorporation at any time, by the way of board resolution, without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act. This may result in share dilution and loss of control to the detriment of existing shareholders.

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. These rules may also increase the difficult of depositing shares with brokers or result in higher fees to do so. In addition, since we will attempt to have our shares of common stock quoted on the OTCQB following this Offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

●	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price. Therefore it is possible that shareholders may lose all or part of their investment.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated a securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management’s attention and resources.

Certain provisions of Wyoming law provides for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Wyoming law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue. The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We are selling the shares offered in this Prospectus without an underwriter, and may not be able to sell all of the shares.

The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis. No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any shares. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this Prospectus.

Since there is no minimum for this Offering; if only a few persons purchase shares, they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering; if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early share purchasers would be lost immediately.

If the registration statement of which this Prospectus is a part is declared effective, we will be subject to reporting requirements and we conceivably may not have sufficient capital to maintain this reporting status with the SEC.

If the registration statement of which this Prospectus is a part is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will should be sufficient to meet our reporting obligations. But if we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our business. In that event, any investment in the Company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company, or receive a refund of any funds advanced in connection with your accepted subscription agreement, and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke that subscription agreement or request a refund of any monies paid in connection with that subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company’s use of the proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital, we may do so by selling additional shares of common stock, thereby diluting the shares and ownership interests of existing shareholders.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or other OTC markets tier, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be easily traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions – such as all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

State securities (Blue Sky) laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our shares, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in the shares sold in this Offering will not be possible in any state in the U.S. unless and until our shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the shares for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the shares in any particular state, the shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our shares, the market for our shares could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which the registration statement of which this Prospectus is a part, becomes effective, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under that registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering for the first twelve (12) months after successful completion of the Offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item*	100%	75%	50%	25%
Professional Fees	$50,000	$40,000	30,000	15,000
DTC-Eligibility Fees	10,000	10,000	10,000	10,000
Website Design and Development of Online Service Platform	5,000	5,000	5,000	-
Advertising and Marketing	10,000	5,000	-	-
Office and Miscellaneous Expenses	5,000	5,000	5,000	-
Working Capital	20,000	10,000	-	-
Total	$100,000	$75,000	$50,000	$25,000

There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

*	The above expenditures are defined as follows:

Professional Fees; Pertains to legal services, professional drafting and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

DTC-Eligibility Fees: Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation (“DTC”). Please refer to the heading “our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them”, under risks for our common stock for an explanation of the importance of DTC-eligibility.

Website Design and Development :Pertains to the payments that will be made to design and develop our website. This will be to develop our main branded website.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products in our selected target markets.

Office and Miscellaneous Expenses: These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital. Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $100,000 with this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($75,000) of this Offering is sold, we estimate that this would still provide sufficient capital to develop and build out our website, advertising and marketing, and cover our office expenses. We would also have a smaller amount working capital to utilize, but still enough to capitalize on differing marketing opportunities when they come up, or cover deficiencies in other areas.

If only 50% ($50,000) of this Offering is sold , we will have to reduce our short-term goals. We will still be able to develop a website and certain office expenses but it will not be as effective as what we would be able to create at the higher funding levels. We will also still be able to develop our information technology business and certain software solution services, but again it will not on the same scale. Our offices expenses will have to be curtailed, as well as our ability to utilize working capital. So while 50% funding is not ideal and will cause us to lower our interim business development, it will suffice to cover our operations for the first 12 months.

If 25% ($25,000) of this Offering is sold, this would substantially hinder the development of our business and our ability to generate sufficient revenues. Our website and marketing would be rudimentary, our office expenses cut to a minimum, and there will be insignificant working capital. In short, we would not be able to develop our business and/or generate sufficient revenues in the first year without additional financing.

If we do not raise sufficient funds to pay minimum professional fees, estimated to be $50,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain an OTCQB quotation.

We feel that we need to raise a minimum of $100,000 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our common stock. The initial public offering price was arbitrarily determined by the Company’s Chief Executive Officer. The principal factors to be considered in determining the initial public offering price include:

●	the information set forth in this prospectus and otherwise available to the representatives;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	other factors deemed relevant by our Chief Executive Officer.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is, also, a result of the lower book value of shares of our common stock held by our existing stockholders.

As of December 31, 2025, the net tangible book value of our shares of common stock was $nil or $0 per share based upon 1,000,000 shares outstanding.

The following table specifies the dilution which will occur as a result of the completion of the specified percentages of this Offering.

	100%	75%	50%	25%
	(100,000 Shares Sold)	(75,000 Shares Sold)	(50,000 Shares Sold)	(25,000 Shares Sold)
Net Tangible Book Value Per Share Prior to Stock Sale	$-	$-	-	-
Net Tangible Book Value Per Share After Stock Sale	$100,000	$75,000	50,000	25,000
Increase in net book value per share due to stock sale	$100,000	$75,000	50,000	25,000
Dilution (subscription price of $1 less NBV per share) to purchasing shareholders	$10%	7.5%	5%	2.5%

SELLING SECURITY HOLDERS

We do not have any selling security holders.

PLAN OF DISTRIBUTION

Self-underwritten Offering

This is a self-underwritten, best-efforts Offering. We are offering up to 100,000 shares of our common stock at a fixed price of $1.00 per share.

Our officers and directors will offer and sell the shares directly to prospective investors. They will not receive any commissions or other remuneration for selling shares in this offering. We do not intend to engage any broker-dealer in connection with this offering.

Our officers and directors intend to offer the shares to prospective investors, including persons with whom they have pre-existing relationships.

Our officers and directors will rely on the safe harbor provided by Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, in connection with their participation in this offering.

Terms of the Offering

This Offering will commence on the date this registration statement is declared effective and will continue until September 6, 2026, unless extended by us for an additional period of up to 90 days or terminated earlier by us (the “Offering Period”).

There is no minimum amount of proceeds required to be raised in this offering. All proceeds received from subscriptions will be available to us immediately and will not be placed in escrow.

Subscriptions, once accepted by us, are irrevocable.

Offering Proceeds

We will receive all proceeds from the sale of the shares offered hereby. Because there is no minimum offering amount, we may receive less than the maximum proceeds offered. In such case, we may be required to modify, delay, or scale back our business plan.

Subscription Procedures

Investors who wish to purchase shares in this Offering will be required to execute a subscription agreement and deliver payment to us by check, wire transfer, or other acceptable form of payment. All payments should be made payable to “Zenithra Group Inc.”

We have the right to accept or reject any subscription, in whole or in part, for any reason. If a subscription is rejected, all funds will be returned promptly to the investor without interest or deduction.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of unlimited shares of common stock with no par value and unlimited shares of preferred stock with no par value

The following summary of the material provisions of our common stock and Articles of Incorporation is qualified by reference to the provisions of our Articles of Incorporation included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Our Articles of Incorporation do not provide for cumulative voting. Subject to the rights of any outstanding preferred stock, holders of our common stock are entitled to receive dividends, when, as may be declared by our board of directors out of legally available funds. We have not paid any dividends to date and currently intend to retain any future earnings for use in the operation and expansion of our business.

Upon liquidation, dissolution, or winding up of the Company, holders of our common stock are entitled to share ratably in all assets available for distribution to shareholders after payment of liabilities and any preferential amounts payable to holders of preferred stock, if any.

Holders of our common stock do not have preemptive, subscription, redemption, or conversion rights.

Under Wyoming law and our governing documents, the board of directors has the authority to issue additional shares of common stock from time to time without shareholder approval, subject to applicable law. Any future issuance of common stock may result in dilution to existing shareholders.

Preferred Stock

Our Articles of Incorporation authorize the issuance of unlimited shares of preferred stock. The board of directors has the authority to issue preferred stock in one or more series and to determine the designations, rights, preferences, and limitations of each series, including voting rights, dividend rights, conversion rights, and liquidation preferences, without further shareholder approval.

The issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control of the Company.

Dilution on subsequent share issuances

Under Wyoming law and our governing documents, our board of directors has the authority to issue additional shares of common stock from time to time without shareholder approval, subject to applicable law. Any such issuances may result in substantial dilution to existing shareholders, including dilution of voting power and economic interests. In addition, the issuance of additional shares could have the effect of delaying or preventing a change in control of the Company.

Cash Dividends

We have not paid any cash dividends on our common stock. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other relevant factors, subject to applicable law. We currently intend to retain any future earnings to support the growth and development of our business and do not anticipate paying dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of the Company as of December 31, 2025 and for the period from June 2, 2025 (inception) through December 31, 2025 included in this prospectus have been audited by ASSENTSURE PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

None of the experts or counsel named in this prospectus has been retained on a contingent basis or has, or is expected to receive, any direct or indirect interest in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

About

Zenithra Group Inc. (“we,” “our,” “us,” the “Company”) was incorporated in the State of Wyoming on June 2, 2025, and our fiscal year end is December 31. The Company’s administrative address is Flat 1506, 15/F, Lucky Center, No.165-171 Wan Chai Road, Wan Chai, Hong Kong; our telephone number is +86 13795206876.

Zenithra Group Inc. intends to initially focus in providing information technology services. Specifically, we plan to offer (i) customized software development services, including the design and development of tailor-made applications for specific client needs, (ii) software-as-a-service (“SaaS”) solutions, consisting of cloud-based software applications that customers can access on a subscription basis, and (iii) information technology (“IT”) advisory and IT project management services. Since June 2025, our activities to date have been limited to organizational efforts and development of our business plan.

Our business plan is in its early stages of development. We have identified our initial service focus and intend to refine and expand our business plan as we begin operations depending on our ability to raise the maximum amount under this Offering. As a result, the scope and timing of our planned operations may change, and we will provide additional details regarding our business as we complete this Offering.

We have not yet generated any revenue and do not yet have any customers. We intend to commence operations following the completion of this Offering. However, there can be no assurance that we will be able to do so successfully or at all.

If we are successful in this Offering, we look forward to expanding our business plan in the other areas of industry, but remain within the field of technology.

Plan of Operation

Our initial plan of operations is to use the proceeds from this Offering to support the development and launch of our initial service offerings.

We expect that our ability to implement our business plan will depend on the amount of capital we raise in this Offering. If we are unable to raise sufficient proceeds, we may be required to delay, scale back, or eliminate certain aspects of our business plan. In such case, we may not be able to commence operations as currently contemplated.

We have identified our initial service focus and intend to refine and expand our business plan as we begin operations.

If we are successful in raising the maximum amount of $100,000 in this Offering, we intend to use the proceeds to implement our initial plan of operations over the next twelve (12) months as described below. The timing and allocation of expenditures may vary depending on operational needs and market conditions.

Expected timeframe	Business Plan	Estimated cost
Q2-Q3 2026	Website design and development of online service platform. Advertising and marketing of company online service platform in wechat, weibo, China QQ social website and other social media popular in China, Hiring of staff, including IT, online platform operator and marketing staff.	$70,000

Q4 2026- Q1 2027	Launching and commencement of online service platform	$30,000

Going Concerns

We have not generated revenue and expect to incur operating losses for the foreseeable future. Our ability to continue as a going concern depends on our ability to obtain additional financing and to generate revenue.

Our auditors have issued a going concern opinion, indicating that there is substantial doubt about our ability to continue as a going concern for the next twelve (12) months unless we obtain additional capital and/or generate sufficient revenues to meet our obligations.

To date, our operations have been funded through contributions and advances from our officers and directors. These advances have been made on an informal basis, are unsecured, and do not have fixed repayment terms. There can be no assurance that our officers and directors will continue to provide financial support in the future.

We are seeking to raise capital through this Offering to fund our initial development and launch of our services, including building our platform and initiating customer acquisition efforts. These activities are necessary to validate our business model and begin generating revenue. If we are unable to raise sufficient proceeds from this Offering, we may be required to delay, scale back, or cease our operations.

We may seek additional financing through public or private offerings or other financing arrangements in the future; however, there can be no assurance that such financing will be available on acceptable terms, or at all.

Employees

We have no employees. Our officers and directors furnish their time to the development of the Company on an as-needed basis and are not currently compensated. We intend to engage independent contractors to assist with the initial design, development, and marketing of our service platform.

Subject to our ability to raise sufficient capital through this Offering, we plan to hire employees in or around the third and fourth quarters of 2026. Such hires are expected to include personnel in information technology, platform operations, and marketing. The timing and number of hires will depend on the amount of capital raised and our operational needs.

We intend to commence and conduct our initial operations in Hong Kong.

Reports to Security Holders

Following the effectiveness of this registration statement, we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will file periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, with the Securities and Exchange Commission (the “SEC”).

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Investors may access our filings with the SEC through this website.

Description of Property

Our principal business and corporate address is Flat 1506, 15/F, Lucky Center, No.165-171 Wan Chai Road, Wan Chai, Hong Kong. This office space is provided to us by one of our officers at no cost.

We do not currently own or lease any real estate. At this stage of our development, we believe that our current office arrangement is sufficient for our needs. We may obtain additional office space in the future as our operations expand.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Market for Common Stock

There is currently no public market for our common stock. Following the effectiveness of this Offering, we intend to engage a market maker to apply for quotation of our common stock on the OTCQB operated by OTC Markets Group, Inc. However, there can be no assurance that a market maker will agree to file such application or that our common stock will be approved for quotation.

Holders

As of December 31, 2025, aggregate 1,000,000 shares of common stock are held by our officers, directors, and founders.

Stockholder	Issuance Date	No. of Shares	Type of Shares
Jung-Li Chiu	June 2, 2025	550,000	Common
Kean Tat Che	June 2, 2025	50,000	Common
Wisdom Pilot Holding Ltd	June 2, 2025	300,000	Common
Stellar Link Holding Ltd	June 2, 2025	100,000	Common

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

We have not declared or paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We intend to retain any future earnings to fund the development and expansion of our business.

Rule 144

Shares of our common stock held by our existing stockholders may be resold only in compliance with Rule 144 under the Securities Act of 1933, as amended, or pursuant to an effective registration statement. Rule 144 contains limitations on resale, including holding period requirements and other conditions.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

There are no extra research or development costs as the principals are donating their time and energy in this start-up phase.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that the Company may indemnify a director or officer for actions taken in a manner consistent with the standard of care required under the Bylaws. Specifically, indemnification may be available where the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

Our Bylaws do not provide for indemnification to the fullest extent permitted by law, and such indemnification is subject to the limitations set forth therein.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

As of the date of this Prospectus, our company has not sold any unregistered securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Prospectus beginning on page F-1.

Going Concern

We have a history of operating losses. Since formation, we have focused our efforts on raising capital and building our business plan. The report of our independent auditors issued on our financial statements as of and for the period ended December 31, 2025, expresses substantial doubt on our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to raise sufficient proceeds from this Offering, we may be required to delay, scale back, or cease our operations.

Results of Operations

We have incurred $55,660 in expenses from inception (June 2, 2025) through December 31, 2025. Expenses consisted primarily of general administration expenses and professional fees related to our formation and for completing the registration statement of which this Prospectus is a part.

Liquidity and Capital Resources

From June 2, 2025 (inception) through December 31, 2025, we have relied exclusively funding from a related party to pay expenses on behalf of the Company.

We plan to use the proceeds of this Offering to expand our business, primarily for our marketing efforts and for general working capital purposes. We may need to raise additional capital to carry out our business plan. There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us.

Our primary need for cash is to expand our business. For the next 12 months, we require a minimum of $25,000 for professional fees related to being a reporting company. If we raise $100,000 from this Offering, we believe this is the minimum we will need to develop our business as planned

Cash Flows from Operating Activities

We have net cash flows used in operating activities is $nil for the period ended December 31, 2025, consisting of a net loss of $55,660 and which is off-set by accrued expenses of $25,160 and expenses paid on behalf of the Company by a related party of $30,500.

Working Capital

As of December 31, 2025, we had net negative working capital of $55,660.

Our financial statements contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated no revenue and accumulated operating losses. In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months. All these factors raise substantial doubt on our ability to continue as a going concern.

Cash Requirements

We will require additional cash as we expand our business.

These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern. We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations. We have continued to adopt the going-concern basis of accounting in preparing our financial statements.

We estimate that we will require approximately $25,000, or approximately $2,085 per month, to launch our operations, as a going concern over the next 12 months. The financial statements included in this Prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations, and you could lose your investment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Those estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Directors and Executive Officers

Each of our director is elected by our stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by our board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors are set forth below:

Jungli Chiu

Mr. Chiu, age 52, serves as our Chief Executive Officer and Director since June 2025.

From 2013 to 2019, Mr. Chiu served as the Academic Director at Shanghai World Foreign Language Training College. From 2009 to 2010, he was a special lecturer at the Taiwan Training Institute, a foundation. From 2008 to 2009, he worked as the Credit Management Department Manager at HSBC Bank in Hong Kong. From 2002 to 2008, he was an assistant manager at China Commercial Bank. He holds certificates for insurance agent compliance, bank internal control personnel compliance, and trust business personnel compliance. Mr. Chiu obtained his Ph.D. from the School of Social Development and Public Policy at Fudan University. Mr. Chiu is a highly accomplished individual who possesses a vast network of professional connections and a wealth of valuable management experience.

Kean Tat Che

Mr. Che, age 42, has over twenty years of experience in finance, accounting and corporate advisory. He has been our Chief Financial Officer and Director since June 2025.

Since March 2024 to present, Mr. Che has been serving as the Chief Executive Officer of CHE Securities Limited, a licensed securities company that engages in financial advisory, securities trading and investment advisory services. From May 2020 to January 2024, Mr. Che served as the vice president and chief financial officer of Central Holding Group Co. Ltd. (HKSE: 01735), a company which engages in property development and building construction services. From March 2019 to November 2022, Mr. Che has been serving as the chief financial officer, secretary and executive director of Next Technology Group, Inc (NASDAQ: NXTT), a company which engages in e-commerce and Software as a Service (“SaaS”) service. From February 2019 to April 2020, Mr. Che served as the chief financial officer of Nova Group Holdings Limited (HKSE: 01360), a company which engages in exhibition organizing and project management services.

Mr. Che obtained a bachelor’s degree in accounting and finance from the University of Adelaide in 2005. Mr. Che has been a member of CPA Australia since November 2011.

Dehui Wang

Ms. Wang, age 58, she has been our Director since June 2025.

From 2019 to present, Ms. Wong has been serving as the CEO and Director of DH Wang Holdings Ltd, a company engages in investment and financing services.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship with each other.

Involvement in Certain Legal Proceedings

None of our officers, directors, persons nominated for such positions, promoters, or significant employees has, during the past ten years, been involved in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding (excluding traffic violations and other minor offenses) or being subject to a pending criminal proceeding;

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting such person from acting as an investment adviser, underwriter, broker, or dealer in the securities industry, or from engaging in any conduct or practice in connection with the purchase or sale of securities;

●	Being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, where such judgment has not been reversed, suspended, or vacated;

●	Being subject to any order, judgment, or decree of any federal or state authority barring, suspending, or otherwise limiting such person’s involvement in any business, securities, banking, or insurance activities.

There are no material proceedings to which any of our officers or directors is a party adverse to us or has a material interest adverse to us.

Audit Committee Financial Expert

We do not currently have an audit committee financial expert. At this time, we believe the cost of retaining a financial expert is prohibitive and, given that we have not commenced significant operations, the services of a financial expert are not presently warranted. We plan to appoint an audit committee financial expert or establish an audit committee with appropriate financial expertise in the future as our operations expand and resources permit.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our officers and directors. Thus, potential conflict of interest could arise. Our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. As of the date of this Prospectus, we are not aware of any existing conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial, and accounting officers, and we do not have a financial expert on our board of directors. We intend to adopt a Code of Ethics and appoint a financial expert or establish a committee with appropriate financial expertise in the future as our operations expand and resources permit.

Employment Contracts

We do not currently have any employment agreements with our executive officers or directors, nor have we entered into any agreements regarding future compensation. As our operations develop, if the Company determines that it is appropriate to engage its executive officers on a full-time basis, we intend to establish compensation arrangements and enter into employment agreements, subject to the approval requirements set forth in our Bylaws.

We may also establish salary arrangements, equity incentive plans, or other compensation programs in the future as our operations expand. Our board of directors will determine any such compensation and, as appropriate, approve and enter into employment agreements with members of management.

We do not currently maintain any stock option plans, retirement plans, pension plans, or profit-sharing plans for the benefit of our executive officers or directors.

Executive Compensation

The following table sets forth information regarding compensation paid to our principal executive officer and our other executive officers for the fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Chief Executive Officer	2025	0	0	0	0	0	0	0
Chief Financial Officer	2025	0	0	0	0	0	0	0

We have not paid any compensation to our executive officers since inception. We have not entered into any employment agreements and have not adopted any bonus, stock option, or other equity incentive plans.

Director Compensation

Our directors have not received any compensation for serving on our board of directors. We may establish compensation arrangements in the future as our operations develop, subject to approval by our board of directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

As of the date of this Prospectus, there have been no (i) individual grants of stock options to purchase our common stock made to any person, or (ii) stock options exercised by any person.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and compensation committee. The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the membership of these committees or when we will have sufficient members and resources to establish those committees.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders, until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Wyoming Business Corporate Act.

Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance We are not currently listed on a national securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including requirements relating to director independence.

Our board of directors currently consists of members who do not qualify as independent directors under the independence standards of the NASDAQ Stock Market. We have not made a formal determination regarding the independence of our directors under any specific exchange standards.

As our operations develop and if we seek to list our securities on a national securities exchange in the future, we intend to evaluate and, if appropriate, adopt corporate governance practices that comply with applicable listing requirements, including those relating to director independence.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on December 31, 2025, by:

●	each person who is known by us to beneficially own 5% or more of our common stock,

●	each of our directors and officers, and

●	all of our directors and officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Jungli, Chiu	550,000	55%
Common Stock	Kean Tat, Che	50,000	5%
Common Stock	Wisdom Pilot Holding Ltd (2)	300,000	30%
Common Stock	Stellar Link Holding Ltd (2)	100,000	10%

Preferred Stock	Jungli, Chiu	1,650,000	55%
Preferred Stock	Kean Tat, Che	150,000	5%
Preferred Stock	Wisdom Pilot Holding Ltd	900,000	30%
Preferred Stock	Stellar Link Holding Ltd	300,000	10%

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

(1)	Each shareholder owns his or her shares directly.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information included in this Prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

Zenithra Group Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Zenithra Group Inc (the “Company”) as of December 31, 2025, the related statements of operations, shareholder’s equity and cash flows for the period from June 2, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from June 2, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ ASSENTSURE PAC

ASSENTSURE PAC

We have served as the Company’s auditor since 2025.

Singapore

March 25, 2026

PCAOB ID: 6783

ZENITHRA GROUP INC

BALANCE SHEET

As of December 31, 2025

(Expressed in U.S. dollars, except for the number of shares)

2025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	25,160
Amount due to a related party	30,500
Total Current Liabilities	55,660
Total Liabilities	55,660

Stockholders’ Equity:
Common Stock; unlimited shares authorized, no par value per share; 1,000,000 shares were issued and outstanding as at December 31, 2025	-
Preferred Stock; unlimited shares authorized, no par value per share ; 3,000,000 shares were issued and outstanding as at December 31, 2025	-

Accumulated Deficit	(55,660)
Total Stockholders’ Equity	(55,660)

Total Liabilities and Stockholders’ Equity	$-

The accompanying notes are an integral part of these financial statements.

ZENITHRA GROUP INC

Statement of Operations

For the Period from inception to Ended December 31, 2025

(Expressed in U.S. dollars, except for the number of shares)

2025

Revenue	$-

Operating expenses	55,660

Loss on operations before income taxes	(55,660)

Income tax expense	-

Net loss	(55,660)

Net loss per share - basic and diluted	$(0.06)

Weighted average shares - basic and diluted	1,000,000

The accompanying notes are an integral part of these financial statements.

ZENITHRA GROUP INC

Statements of Changes in Stockholders’ Equity

For the period from inception to Ended December 31, 2025

(Expressed in U.S. dollars, except for the number of shares)

	Common Stock		Preferred Stock		Accumulated	Total Shareholder
	Shares	Amount	Shares	Amount	Deficit	(Deficit)
Balance as of June 2, 2025	1,000,000	$-	3,000,000	$-	$-	$-
Net loss for the period	-	-	-	-	$(55,660)	$(55,660)
Balance as of December 31, 2025	1,000,000	$-	3,000,000	$-	$(55,660)	$(55,660)

The accompanying notes are an integral part of these financial statements.

ZENITHRA GROUP INC

STATEMENT OF CASH FLOWS

For the period from inception to December 31, 2025

(Expressed in U.S. dollars, except for the number of shares)

From the period June 2, 2025 (Inception) to December 31, 2025
Cash Flows from Operating Activities:
Net loss	$(55,660)
Adjustments to reconcile net income to net cash provided by operating activities:
Expenses paid on behalf of the Company by a related party	30,500
Changes in Operating Liabilities:
Accrued expenses	25,160
Net Cash Flow used in operating activities:	-
Cash and Cash Equivalents, Beginning of Period	-

Cash and Cash Equivalents, End of Period	$-

Supplemental Cash Flow Information:
Cash paid for interest	$-

Non-cash investing and financing activities:
Loan from a related party	30,500

The accompanying notes are an integral part of these financial statements.

Zenithra Group Inc

Notes to the Financial Statement

December 31, 2025

NOTE 1. NATURE OF BUSINESS

Organization

Zenithra Group Inc. (“we,” “our,” “us,” the “Company”) was incorporated in the State of Wyoming on June 2, 2025, and our fiscal year end is December 31. The Company’s administrative address is Flat 1506, 15/F, Lucky Center, No.165-171 Wan Chai Road, Wan Chai, Hong Kong; our telephone number is +86 13795206876.

Zenithra Group Inc. is planning to operate in the business of e-commerce, information technology, software development, new retail, and healthcare. In e-commerce, we plan to develop scalable online platforms with advanced analytics and logistics. In information technology, we plan to offer cloud computing, cybersecurity, and IT infrastructure solutions. Our software development services will deliver customized enterprise applications and AI & VR software development. In new retail, we will integrate digital and physical retail with smart solutions and data-driven strategies. In healthcare, we will focus on digital health, telemedicine, and healthcare IT systems. Through innovation and strategic execution, we aim to address market demands and drive sustainable growth across these sectors.

Going-Concern Consideration

As of December 31, 2025, the Company had no cash and a working capital deficit of $55,660. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to address this uncertainty through a Proposed Offering as discussed in The Offering and Plan of Distribution. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The financial statements include the financial statements of the Company.

As of December 31, 2025, we only have one holding company incorporated in the State of Wyoming.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the assessment of the Company’s ability to continue as a going concern. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of December 31, 2025.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

As of December 31, 2025, the Company did not have any assets or liabilities measured at fair value on a recurring or non-recurring basis.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

Income Tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company incurred a net operating loss for the period ended December 31, 2025. A deferred tax asset has not been recorded because the Company has recorded a full valuation allowance, as management does not consider it more likely than not that the deferred tax asset will be realized. Accordingly, the Company recorded no income tax expense for the period.

Capital Structure

The Company currently has unlimited authorized shares with no par value of common stock and preferred stock, with 1,000,000 shares of common stock and 3,000,000 shares of preferred stock issued and outstanding respectively as of December 31, 2025. Preferred shares have convertible right at a ratio of 1 preferred share for 20 common shares.

No consideration has been received for both common stock and preferred stock as the par value of each class of stock is zero.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. See NOTE 4 – AMOUNT DUE TO A RELATED PARTY.

Loss per share

Basic net loss per share of common stock attributable to common stockholders is calculated by dividing net loss attributable to common stockholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding stock-based awards, warrants, options, or convertible debt using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net loss per share of common stock attributable to common stockholders when their effect is dilutive.

Potential dilutive securities are excluded from the calculation of diluted EPS in loss periods as their effect would be anti-dilutive.

As of December 31, 2025, there were potentially dilutive shares.

2025
Statement of Operations Summary Information:
Net loss	$(55,660)
Weighted-average common shares outstanding - basic and diluted	1,000,000
Net loss per share, basic and diluted	$(0.06)

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consist of the following:

As of December 31, 2025

Accrued expenses	$25,160

Accrued expenses are mainly from the accrued legal fee of $25,000 and accrued Wyoming agent fee of $160 as of December 31, 2025.

NOTE 4 – AMOUNT DUE TO A RELATED PARTY

As of December 31, 2025, amount due to a related party consists of the following:

As of December 31, 2025

Related party loan	$30,500

The related party balance of $30,500 represented legal counsel expenses of $20,000 and audit fee of $10,500 paid on behalf by a related company. It is unsecured, interest-free with no fixed payment term, for working capital purposes.

Note 5 – equity

Common Stock:

The Company is authorized to issue an unlimited number of shares of common stock and had 1,000,000 shares issued and outstanding with no par value as of December 31, 2025.

Preferred Stock:

The Company had 3,000,000 shares of preferred stock issued and outstanding with no par value as of December 31, 2025. Preferred shares are convertible at a ratio of 1 preferred share for 20 common shares.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the issuance of the financial statements and no subsequent events have been identified that would have required adjustment or disclosure in financial statements.

NOTE 7 – Commitments and Contingencies

The Company has no commitments or contingencies as of December 31, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts) will be as follows:

Professional Fees	$50,000
DTC-Eligibility Fees	10,000
Website Design and Development of Online Service Platform	5,000
Advertising and Marketing	10,000
Office and Miscellaneous Expenses	5,000
Working Capital	20,000
Total	$100,000

Item 14. Indemnification of Directors and Officers.

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

As of the date of this Prospectus, our company has not sold any unregistered securities.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS

The following exhibits are filed herewith or incorporated by reference to exhibits filed with the SEC.

3.1*	Articles of Incorporation

3.2*	Company Bylaws

5.1*	Attorney Opinion

10.1*	Subscription Agreement

23.1*	Consent of Auditor

107*	Calculation of Filing Fee Tables

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 27, 2026.

ZENITHRA GROUP INC.

By:	/s/ Chiu Jung-Li
Chiu, Jung-Li
Director and Chief Executive Officer

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